Exhibit 21
HEALTHSOUTH CORPORATION
SUBSIDIARY LIST

Subsidiary Name	State of Incorporation	D/B/A Names
Advantage Health, LLC	DE
AnMed Enterprises, Inc./HealthSouth, L.L.C.	SC	AnMed Health Rehabilitation Hospital, an affiliate entity of AnMed Health and HealthSouth Corporation
Beaumont Rehab Associates, Inc.	DE	HealthSouth Rehabilitation Center - Beaumont; HealthSouth Rehabilitation Hospital of Beaumont; HealthSouth Home Health Agency of Beaumont
BJC/HealthSouth Rehabilitation Center, L.L.C.	MO	The Rehabilitation Institute of St. Louis; The Orthopedic Center; The Milliken Hand Center
Central Arkansas Rehabilitation Associates, L.P.	DE	St Vincent Rehabilitation Hospital
Central Louisiana Rehab Associates, L.P.	DE	HealthSouth Rehabilitation Hospital of Alexandria
CMS Jonesboro Rehabilitation, Inc.	DE	HealthSouth Rehabilitation Hospital of Jonesboro
CMS Rehab of WF, L.P.	DE	HealthSouth Rehabilitation Hospital of Wichita Falls; HealthSouth Home Health Agency of Wichita Falls
CMS Topeka Rehabilitation, Inc.	DE
Collin County Rehab Associates Limited Partnership	DE	HealthSouth Plano Rehabilitation Hospital; HealthSouth Rehabilitation Specialists - Plano; HealthSouth Plano Laboratory for Sleep Disorders; HealthSouth Home Health of Plano; Pain Management Center
Continental Medical of Arizona, Inc.	DE
Continental Medical Systems, Inc.	DE
Continental Rehabilitation Hospital of Arizona, Inc.	DE
HCA Wesley Rehabilitation Hospital, Inc.	DE	Wesley Rehabilitation Hospital, An Affiliate of HealthSouth; Wesley Home Health
HCS Limited
HealthSouth/GHS Limited Liability Company	PA
Geisinger HealthSouth Rehabilitation Hospital;
Geisinger HealthSouth Rehabilitation Center of Danville;
Geisinger HealthSouth Rehabilitation Center of Berwick;
Geisinger HealthSouth Rehabilitation Center of Montoursville;
Geisinger HealthSouth Rehabilitation Center of Selinsgrove;
Geisinger HealthSouth Rehabilitation - Hospital Outpatient Center;
Geisinger HealthSouth Rehabilitation Center of Milton;
Geisinger HealthSouth Rehabilitation Center of Bucknell

HealthSouth Aviation, LLC	DE
HealthSouth Bakersfield Rehabilitation Hospital, LLC	DE	HealthSouth Bakersfield Rehabilitation Hospital
HealthSouth Elizabethtown Real Estate, LLC	DE
HealthSouth Harmarville Rehabilitation Hospital, LLC	DE	HealthSouth Harmarville Rehabilitation Hospital; Harmarville Home Health Agency; Harmarville Transitional Rehabilitation Unit

HealthSouth Mesa Rehabilitation Hospital, LLC	DE	HealthSouth East Valley Rehabilitation Hospital
HealthSouth Morgantown Real Estate, LLC	DE
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	DE	HealthSouth Northern Kentucky Rehabilitation Hospital
HealthSouth of Altoona, LLC	DE
HealthSouth of Austin, Inc.	DE	HealthSouth Rehabilitation Hospital of Austin; HealthSouth At Home
HealthSouth of Dothan, Inc.	AL	HealthSouth Rehabilitation Hospital
HealthSouth of East Tennessee, LLC	DE	HealthSouth Rehabilitation Hospital
HealthSouth of Erie, LLC	DE	HealthSouth Rehabilitation Hospital of Erie
HealthSouth of Fort Smith, LLC	DE	HealthSouth Rehabilitation Hospital of Fort Smith
HealthSouth of Ft. Lauderdale Limited Partnership	AL
HealthSouth Sunrise Rehabilitation Hospital;
HealthSouth Sunrise Outpatient Center;
HealthSouth Sunrise Comprehensive Pain Care Center;
Outpatient Therapy and Day Rehab;
HealthSouth Sunrise Home Health Care Services

HealthSouth of Henderson, Inc.	DE	HealthSouth Rehabilitation Hospital of Henderson; HealthSouth Home Health of Henderson
HealthSouth of Houston, Inc.	DE	HealthSouth Rehabilitation Hospital The Woodlands; HealthSouth Home Health Agency of Houston
HealthSouth of Largo Limited Partnership	AL	HealthSouth Rehabilitation Hospital
HealthSouth of Midland, Inc.	DE	HealthSouth Home Care of Midland-Odessa; HealthSouth Rehabilitation Hospital of Midland/Odessa
HealthSouth of Montgomery, Inc.	AL	HealthSouth Rehabilitation Hospital of Montgomery
HealthSouth of Nittany Valley, Inc.	DE	HealthSouth Nittany Valley Rehabilitation Hospital; HealthSouth Rehabilitation Center of Lewistown; HealthSouth Rehabilitation Center of Mifflintown;
HealthSouth of Reading, LLC	DE	HealthSouth Reading Rehabilitation Hospital; HealthSouth Reading Rehabilitation Hospital - Pottstown; HealthSouth Reading Rehab at Home
HealthSouth of San Antonio, Inc.	DE	HealthSouth Rehabilitation Institute of San Antonio (RIOSA); HealthSouth RIOSA Home Health Agency
HealthSouth of Sarasota Limited Partnership	AL	HealthSouth Rehabilitation Hospital of Sarasota;
HealthSouth of Sea Pines Limited Partnership	AL	HealthSouth Sea Pines Rehabilitation Hospital; Sea Pines Home Health Services
HealthSouth of South Carolina, Inc.	DE	HealthSouth Rehabilitation Hospital of Columbia
HealthSouth of Spring Hill, Inc.	DE	HealthSouth Rehabilitation Hospital of Spring Hill; HealthSouth Home Health of Spring Hill
HealthSouth of Tallahassee Limited Partnership	AL	HealthSouth Rehabilitation Hospital of Tallahassee; HealthSouth Sleep Disorders Center
HealthSouth of Texarkana, Inc.	DE	HealthSouth Rehabilitation Hospital of Texarkana; HealthSouth Texarkana Home Care Agency
HealthSouth of Texas, Inc.	TX	HealthSouth Rehabilitation Hospital of Humble; HealthSouth Rehabilitation Hospital of Fort Worth
HealthSouth of Toms River, LLC	DE	HealthSouth Rehabilitation Hospital of Toms River
HealthSouth of Treasure Coast, Inc.	DE	HealthSouth Treasure Coast Rehabilitation Hospital

HealthSouth of Utah, Inc.	DE	HealthSouth Rehabilitation Hospital of Utah HealthSouth Transitional Care Unit; HealthSouth Home Care
HealthSouth of York, LLC	DE
HealthSouth Rehabilitation Hospital of York;
HealthSouth Rehabilitation Center of Industrial Highway;
HealthSouth Rehabilitation Center - Red Lion;
HealthSouth Rehabilitation Center - Shrewsbury;
HealthSouth Therapy at Home;
HealthSouth - Normandie Drive

HealthSouth of Yuma, Inc.	DE
HealthSouth Owned Hospitals Holdings, LLC	DE
HealthSouth Real Estate, LLC	DE
HealthSouth Real Property Holding, LLC	DE
HealthSouth Rehabilitation Center of New Hampshire, Inc.	DE	HealthSouth Rehabilitation Hospital
HealthSouth Rehabilitation Center, Inc.	SC	HealthSouth Rehabilitation Hospital of Florence
HealthSouth Rehabilitation Hospital at Drake, LLC	DE	HealthSouth Rehabilitation Hospital at Drake
HealthSouth Rehabilitation Hospital of Altoona, LLC	DE
HealthSouth Rehabilitation Hospital of Altoona;
HealthSouth Rehabilitation Center - Regency Square;
HealthSouth Rehabilitation Center - Tyrone;
HealthSouth Rehabilitation Center - Ebensburg;
HealthSouth Rehabilitation Center - Meadowbrook Plaza;
HealthSouth Rehabilitation Center - Bedford

HealthSouth Rehabilitation Hospital of Arlington, LLC	DE	HealthSouth Rehabilitation Hospital of Arlington
HealthSouth Rehabilitation Hospital of Cypress, LLC	DE	HealthSouth Rehabilitation Hospital of Cypress
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	DE	Desert Canyon Rehabilitation Hospital; HealthSouth Desert Canyon Rehabilitation Hospital
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	DE	HealthSouth Rehabilitation Hospital of Fredericksburg
HealthSouth Rehabilitation Hospital of Gadsden, LLC	DE	HealthSouth Rehabilitation Hospital of Gadsden
HealthSouth Rehabilitation Hospital of Manati, Inc.	DE	HealthSouth Rehabilitation Hospital of Manati
HealthSouth Rehabilitation Hospital of Marion County, LLC	DE	HealthSouth Rehabilitation Hospital of Ocala
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	DE	HealthSouth Rehabilitation of Mechanicsburg - Acute Rehab Hospital; HealthSouth L.I.F.E. (Living Independently in Functional Environments); HealthSouth Rehabilitation Hospital of Mechanicsburg
HealthSouth Rehabilitation Hospital of Miami, LLC	DE	HealthSouth Rehabilitation Hospital of Miami
HealthSouth Rehabilitation Hospital of New Mexico, Inc.	DE	HealthSouth Rehabilitation Hospital; HealthSouth Home Health of Albuquerque
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	DE	HealthSouth Rehabilitation Hospital of Northern Virginia
HealthSouth Rehabilitation Hospital of Petersburg, LLC	DE	HealthSouth Rehabilitation Hospital of Petersburg
HealthSouth Rehabilitation Hospital of Sewickley, LLC	DE	HealthSouth Rehabilitation Hospital of Sewickley

HealthSouth Rehabilitation Hospital of South Jersey, LLC	DE	HealthSouth Rehabilitation Hospital of Vineland
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	DE	HealthSouth Sugar Land Rehabilitation Hospital
HealthSouth Rehabilitation Institute of Tucson, LLC	AL	HealthSouth Rehabilitation Institute of Tucson; HealthSouth Home Health of Tucson
HealthSouth Scottsdale Rehabilitation Hospital, LLC	DE	HealthSouth Scottsdale Rehabilitation Hospital
HealthSouth Specialty Hospital, Inc.	TX
HealthSouth Texas Real Estate, LLC	DE
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	DE	HealthSouth Valley of the Sun Rehabilitation Hospital; HealthSouth Home Health of Phoenix
HealthSouth/Deaconess, L.L.C.	IN	HealthSouth Deaconess Rehabilitation Hospital
HealthSouth/Maine Medical Center Limited Liability Company	ME	New England Rehabilitation Hospital of Portland, a Joint Venture of Maine Medical Center and HealthSouth
HealthSouth/Methodist Rehabilitation Hospital Limited Partnership	TN	HealthSouth Rehabilitation Hospital of Memphis; HealthSouth Rehabilitation Hospital-North
K.C. Rehabilitation Hospital, Inc.	DE	Mid America Rehabilitation Hospital
Kansas Rehabilitation Hospital, Inc.	DE	Kansas Rehabilitation Hospital; Kansas Rehabilitation Hospital LTCH; KRH Home Health Care
Lakeshore System Services of Florida, Inc.	FL	HealthSouth Emerald Coast Rehabilitation Hospital;
Lakeview Rehabilitation Group Partners	KY	HealthSouth Lakeview Rehabilitation Hospital of Central Kentucky; HealthSouth Lakeview Outpatient
New England Rehabilitation Management Co., LLC	NH
New England Rehabilitation Services of Central Massachusetts, Inc.	MA	Fairlawn Rehabilitation Hospital
Piedmont HealthSouth Rehabilitation, LLC	SC	HealthSouth Rehabilitation Hospital of Rock Hill;
Plano Health Associates Limited Partnership	DE
Rebound, LLC	DE
HealthSouth Lakeshore Rehabilitation Hospital;
HealthSouth Lakeshore Outpatient;
HealthSouth Rehabilitation Hospital of North Alabama;
HealthSouth Chattanooga Rehabilitation Hospital;
HealthSouth Rehabilitation Hospital of Huntington;
HealthSouth Cane Creek Rehabilitation Hospital

Rehab Concepts Corp.	DE
Rehabilitation Hospital Corporation Of America, LLC	DE
HealthSouth Chesapeake Rehabilitation Hospital;
HealthSouth Chesapeake Rehab Home Health Agency;
HealthSouth Rehabilitation Hospital of Virginia;
HealthSouth Western Hills Rehabilitation Hospital;
HealthSouth Inpatient Rehabilitation Unit at Camden - Clark Memorial Hospital;
HealthSouth Southern Hills Rehabilitation Hospital;
HealthSouth Outpatient Therapy Services;
HealthSouth Western Hills Outpatient

Rehabilitation Hospital of Colorado Springs, Inc.	DE	HealthSouth Rehabilitation Hospital of Colorado Springs; HealthSouth Home Health of Colorado Springs

Rehabilitation Hospital of Nevada-Las Vegas, Inc.	DE
Rehabilitation Hospital of Nevada-Las Vegas, L.P.	DE	HealthSouth Rehabilitation Hospital of Las Vegas
Rehabilitation Hospital of Phenix City, L.L.C.	AL	Regional Rehabilitation Hospital
Rehabilitation Hospital of Plano, Inc.	TX
Rehabilitation Institute Of Western Massachusetts, LLC	MA	HealthSouth Rehabilitation Hospital of Western Massachusetts; HealthSouth Sports Medicine and Rehabilitation Center - Belchertown
Rusk Rehabilitation Center, LLC	MO	Rusk Rehabilitation Center, a Joint Venture of HealthSouth And The University of Missouri - Columbia
Saint Barnabas / HealthSouth Rehabilitation Center LLC	NJ	HealthSouth Rehabilitation Hospital of Tinton Falls
Sherwood Rehabilitation Hospital, Inc.	DE
Southern Arizona Regional Rehabilitation Hospital, L.P.	DE	HealthSouth Rehabilitation Hospital of Southern Arizona
Sugar Land Real Estate, LLC	DE
Tarrant County Rehabilitation Hospital, Inc.	TX	HealthSouth City View Rehabilitation Hospital; HealthSouth Tarrant County Home Health
Trident NeuroSciences Center, LLC	SC	HealthSouth Rehabilitation Hospital Of Charleston
Tyler Rehab Associates, L.P.	DE	Trinity Mother Frances Rehabilitation Hospital, Affiliated with HealthSouth; Trinity Mother Frances Home Health Services
Tyler Rehabilitation Hospital, Inc.	TX
University of Virginia/HealthSouth L.L.C.	VA	UVA-HealthSouth Rehabilitation Hospital; UVA-HealthSouth Sports Medicine & Rehabilitation Center
Van Matre Rehabilitation Center LLC	IL	Van Matre HealthSouth Rehabilitation Hospital
Vanderbilt Stallworth Rehabilitation Hospital, L.P.	TN	Vanderbilt Stallworth Rehabilitation Hospital
Wellmont/HealthSouth IRF, LLC	DE	The Rehabilitation Hospital of Southwest Virginia
West Virginia Rehabilitation Hospital, Inc.	WV	HealthSouth Mountain View Regional Rehabilitation Hospital
Western Medical Rehab Associates, L.P.	DE	HealthSouth Tustin Rehabilitation Hospital
Western Neuro Care, Inc.	DE
Yuma Rehabilitation Hospital, LLC	AZ	Yuma Rehabilitation Hospital, a Partnership of HealthSouth & Yuma Regional Medical Center